Exhibit 99.1

SCBT Financial Corporation Reports Record

Net Income for the Second Quarter of 2008;

Strong Loan Growth and Solid Asset Quality Continues

HIGHLIGHTS:

—Earnings

•                  Net Income of $6.1 million — Up 10.4%

•                  Diluted earnings per share of $0.60

—Solid asset quality

•                  NPAs:  0.31% of total assets and 0.39% of loans and repossessed assets

•                  Net charge-offs — 0.17% annualized

—Strong loan growth

•                  2nd Quarter loan growth $101.3 million — 18.9% annualized growth

COLUMBIA, S.C.—July 15, 2008—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for South Carolina Bank and Trust, National Association, South Carolina Bank and Trust of the Piedmont, National Association, and The Scottish Bank, National Association, today released its unaudited results of operations and other financial information for the three-month period and six-month period ended June 30, 2008.  The Company produced strong, record-high net income, strong loan growth and continued solid asset quality for the second quarter and on a year-to-date basis.

Second Quarter 2008 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported a record-high consolidated net income of $6.1 million for the three months ended June 30, 2008 compared to consolidated net income of $5.6 million for the second quarter of 2007, a $578,000 or 10.4% increase.  The Company had diluted earnings per share of $0.60 for both the quarters ended June 30, 2008 and 2007, respectively, taking into account the higher number of shares outstanding in 2008 resulting from the Company’s acquisition of The Scottish Bank (TSB) in November 2007.  For the six months ended June 30, 2008 and 2007, the Company reported net income of $12.1 million compared to $10.8 million, respectively, an increase of $1.3 million or 12.3%.  This resulted in diluted earnings per share of $1.18 and $1.17 for the first six months of 2008 and 2007, respectively.

“With solid asset quality, strong loan growth, and a sound increase in net income, our second quarter results were excellent,” said Robert R. Hill, Jr., CEO.  “We continue to work through very challenging banking and economic environments, and our team and company are performing at a very high level.  The problems seen at some other banks are not issues for SCBT.  Many of the troubled banks are one-product companies that focused on risky types of mortgage lending.  We never participated in sub prime lending, and we are a well diversified bank.  This company was founded during the depression, and safety and soundness has been a hallmark strength for over 74 years.  While we have seen some small deterioration in credit quality, we are very pleased with our performance through the first half of 2008.  Past due loans continue to be very low as do our non-performing assets and charge offs.  Our growth during the quarter was enhanced by many long-term customer relationships of other financial institutions moving their banking business to SCBT.  Our stability and consistent financial performance are helping our company take advantage of many opportunities in this market.  In addition, we experienced a nice improvement in our efficiency ratio, which dropped below 63% as a result of a focus on expense management.  We have a lot of work to do and many opportunities to enhance shareholder value, and will continue to work hard in our efforts to make 2008 our best year ever.”

During the second quarter of 2008, the Company’s average total assets (including the acquired assets from TSB) increased to $2.7 billion, a 21% increase over the second quarter of 2007.  Excluding the assets from the acquisition of TSB, total assets grew by 12.2%.  The growth in total assets was supported by growth in total deposits (including TSB’s deposits) of $280.8 million, an increase of 16.2% over the total in the second quarter of 2007.  Excluding the deposits from the acquisition of TSB, deposits grew by $112.0 million or 6.5%.  Average earning assets for the quarter increased by $432.9 million, or 20.8%, compared to the second quarter of 2007.  Excluding the average earning assets of TSB for the quarter of $207.9 million, average earning assets grew 10.8%.  The increase in average earning assets also includes a 9.0% increase in average investment securities to $247.8 million.  Excluding the acquisition of TSB, there was a decrease in investment securities of 3.2%, or $7.3 million.

The Company’s annualized return on average assets (ROAA) for the second quarter decreased, due primarily to the increase in assets from acquiring TSB, to 0.91% compared to 1.00% for the second quarter of 2007, but increased from 0.90% for the first quarter of 2008.  Total average shareholders’ equity at June 30, 2008 was $222.3 million, an increase of 32.0% from June 30, 2007.  The increase was primarily related to the acquisition of TSB during the fourth quarter of 2007.  Annualized return on average equity (ROAE) for the quarter was 11.13%, down from 13.27% for the second quarter of 2007, again due to the increased equity from the acquisition of TSB during the fourth quarter of 2007.  Annualized return on average tangible equity (ROATE) for the second quarter decreased to 16.18% from 16.93% for the comparable period in the prior year, and increased from 16.13% in the first quarter of 2008.

Asset Quality

Net charge-offs increased to 0.17% from the extremely low level of 0.09% experienced in both the second quarter of 2007 and first quarter of 2008.  During the second quarter, non-performing assets (NPAs) as a percentage of loans and repossessed assets increased to only 0.39% compared to 0.28% one year ago and 0.36% for the first quarter of 2008.  NPAs to total assets for the quarter were 0.31% compared to 0.22% at the end of the second quarter 2007 and 0.28% at the end of the first quarter 2008.

At June 30, 2008, nonperforming loans totaled $7.4 million, representing 0.33% of period-end loans.  Other real estate owned at the end of the second quarter was $1.1 million, an increase from $651,000 at the end of the first quarter 2008 and from $771,000 at the end of the second quarter 2007.  The allowance for loan losses at June 30, 2008 was $28.8 million and represented 1.28% of total period-end loans.  The current allowance for loan losses provides 3.89 times coverage of period-end nonperforming loans.  In the second quarter, net charge-offs were $907,000, or an annualized 0.17% of average loans compared to $386,000, or 0.09% in the same period of 2007 and $480,000, or 0.09% in the linked quarter.  The provision for loan losses was $2.3 million for the second quarter of 2008 compared to $800,000 for the comparable quarter one year ago, and $1.2 million in the first quarter of 2008.

Loans and Deposits

The Company increased total loans 24.4% since the second quarter of 2007, driven by continued growth in commercial real estate loans and home equity loans.  Core loan growth, which excludes the loans acquired from TSB of $156.2 million, was 15.7% from June 30, 2007.  Total loans outstanding were $2.2 billion at June 30, 2008 compared to $1.8 billion for the comparable period in 2007.  The balance of mortgage loans held for sale decreased $749,000 from the first quarter of 2008 to $23.1 million at June 30, 2008, and was lower than the balance at June 30, 2007 of $30.1 million.

Deposits increased in most categories even subsequent to our decision to reduce deposit rates during the second quarter in response to the reduction in market rates administered by the Federal Reserve.  Deposits increased by a total of $40.6 million, or 8.1% annualized, from the end of the first quarter of 2008, with the largest growth occurring in small and large denomination certificates of deposit.  Compared to June 30, 2007, deposits increased by $273.6 million, with $168.8 million being attributable to the TSB acquisition.  The Company reduced rates and increased the use of federal funds purchased and FHLB advances.  Total deposits outstanding at the end of the second quarter of 2008 were $2.1 billion, an increase of $273.6 million, or 15.3%, compared to the second quarter of 2007.  Excluding the deposits acquired from TSB, total deposits increased $104.8 million, or 5.9% from the second quarter of 2007.  Compared to balances in the second quarter of 2007, savings account deposit levels increased $26.1 million, or 22.8%; smaller denomination certificates of deposit increased $36.7 million, or 8.3%; larger denomination certificates of deposit increased $78.3 million, or 21.2%; and noninterest-bearing deposits increased $13.2 million, or 4.6%.

Net Interest Income and Margin

Non-taxable equivalent net interest income (before provision for loan losses) was $23.6 million for the second quarter of 2008, up 19.2% from $19.8 million in the comparable period last year.  Tax-equivalent net interest margin decreased 4 basis points from the second quarter of 2007 to 3.81%.  Compared to the first quarter of 2008, tax-equivalent net interest margin increased 2 basis points from 3.79%.  John C. Pollok, CFO, said, “The Federal Reserve reduced rates by 25 basis points during the quarter which put additional pressure on our net interest margin; however, we have continued to aggressively manage the pricing of our deposit funding sources and use readily available and economical funding sources to support our loan growth and manage our interest rate risk.  With our ongoing management of the balance sheet, we were able to slightly increase the net interest margin from the compression experienced during the first quarter of 2008.”

The Company’s average yield on interest-earning assets decreased 92 basis points while the average rate on interest-bearing liabilities decreased 106 basis points from the second quarter of 2007.  During the second quarter of 2008, the Company’s average total assets increased to $2.7 billion, a 21.1% increase over the second quarter of 2007.  The increase reflected a $404.3 million increase in average total loans to $2.2 billion from the second quarter of 2007, the result of the strong loan growth during the first half of 2008 and the acquisition of TSB late in the fourth quarter of 2007.  The increase in volume of loans at lower current market rates combined with variable rate loan resets resulted in the average yield on loans falling by 101 basis points compared to the second quarter of 2007.  Average investment securities were $247.8 million at June 30, 2008, or 9.0% higher than the balance in 2007.  The growth in average total assets was supported by growth in average total deposits of $280.8 million, an increase of 16.2% from the second quarter of 2007.

Noninterest Income and Expense

Noninterest income was $8.1 million in the second quarter of 2008, a 15% increase from $7.1 million in the comparable period in 2007.  This increase included a $393,000, or 10.8%, increase in service charges on deposit accounts; $238,000, or 22.9%, increase in bankcard services income; a $30,000, or 4.6%, increase in trust and investment services income and a $51,000, or 8.4%, decrease in other noninterest income from the comparable period in 2007.  Also, in spite of the continued overall slowdown within the real estate industry and the industry-wide tightening of credit relative to mortgage lending, mortgage banking income increased $149,000 or 13.7% due to the income recognized on written loan commitments.  The Company also sold the shares of an equity security and recorded a pre-tax gain of $340,000 during the second quarter of 2008.

Noninterest expense was $19.7 million in the second quarter of 2008, up $2.1 million or 11.7%, from $17.6 million in the comparable period in 2007.  The increase was driven by a $969,000, or 9.8%, increase in salaries and employee benefits expense primarily attributable to the additional employees from the TSB acquisition. Excluding the TSB salaries and benefits for the quarter, salaries and benefits were up 2.8% or $274,000 compared to the second quarter of 2007.  The full quarter impact of the five TSB offices is reflected in each line item of noninterest expense.  Advertising and marketing expense increased $250,000, or 29.7%, compared to the second quarter of 2007.  Information services expense increased $26,000, or 2.3%.  Net occupancy expense increased $257,000, or 20.8%.  Furniture and equipment expense increased $185,000, or 13.3%, compared to the second quarter in 2007.  Noninterest expense increased 2.7%, or $470,000, excluding TSB, compared to the second quarter of 2007.  The Company’s efficiency ratio improved to 62.27% compared to 65.34% one year ago, and 65.66% in the first quarter of 2008.

During the first quarter of 2008, the Company reclassified mortgage loan commission costs paid to originators previously recorded as compensation expenses into mortgage banking income to net the two amounts.  The result of these reclassifications for the first and second quarters of 2008 and prior periods was to decrease both noninterest revenue and noninterest expense.  The reclassification resulted in an improved (decreased) efficiency ratio ranging from 0.50% to 0.87% for the previous four quarters of 2007, and had no impact on net income or equity in any of the reported periods.

SCBT Financial Corporation is a multi-bank holding company whose subsidiaries are South Carolina Bank and Trust, N.A., South Carolina Bank and Trust of the Piedmont, N.A and The Scottish Bank, N.A.  Through these subsidiaries, SCBT Financial Corporation operates 50 financial centers in 16 South Carolina counties and Mecklenburg County of North Carolina.  The Company has been serving banking needs within the Carolinas for 74 years.  The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans.  SCBT Financial Corporation’s common stock is traded on the NASDAQ Global Select MarketSM under the symbol “SCBT.”

For additional information, please visit our website at www.SCBTonline.com.

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Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended.  SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results.  Such risks and uncertainties, include, among others, the following possibilities:  (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; and (10) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of The Scottish Bank, including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters.

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended			Six Months Ended
EARNINGS SUMMARY (non tax equivalent)	June 30,		%	June 30,		%
	2008	2007	Change	2008	2007	Change
Interest income	$38,489	$36,728	4.8%	$79,023	$72,128	9.6%
Interest expense	14,927	16,964	-12.0%	32,547	33,530	-2.9%
Net interest income	23,562	19,764	19.2%	46,476	38,598	20.4%
Provision for loan losses (1)	2,332	800	191.5%	3,577	1,582	126.1%
Noninterest income	8,127	7,070	15.0%	15,632	13,683	14.2%
Noninterest expense	19,695	17,630	11.7%	39,824	34,681	14.8%
Earnings before income taxes	9,662	8,404	15.0%	18,707	16,018	16.8%
Provision for income taxes	3,513	2,833	24.0%	6,595	5,237	25.9%
Net earnings	$6,149	$5,571	10.4%	$12,112	$10,781	12.3%

Basic weighted average shares	10,109,832	9,189,677	10.0%	10,105,233	9,183,613	10.0%
Diluted weighted average shares	10,252,503	9,219,642	11.2%	10,238,642	9,213,967	11.1%

Earnings per share - Basic	$0.61	$0.61	0.0%	$1.20	$1.17	2.6%
Earnings per share - Diluted	$0.60	$0.60	0.0%	$1.18	$1.17	0.9%

Cash dividends declared per common share	$0.17	$0.17	0.0%	$0.34	$0.34	0.0%
Dividend payout ratio	29.08%	29.98%	-3.0%	31.21%	30.58%	2.1%

	AVERAGE for Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
BALANCE SHEET HIGHLIGHTS	2008	2008	2007	2007	2007
Mortgage loans held for sale	$23,126	$23,875	$13,799	$20,024	$30,124
Total loans (1)	2,188,036	2,121,814	1,930,938	1,810,332	1,783,715
Total investment securities	247,759	258,510	246,931	232,797	227,243
Intangible assets	65,779	65,536	45,501	35,415	35,539
Earning assets	2,514,456	2,457,341	2,212,948	2,107,966	2,081,523
Total assets	2,710,273	2,655,897	2,379,592	2,265,340	2,237,433
Noninterest bearing deposits	313,860	304,537	305,467	289,892	277,500
Interest bearing deposits	1,696,778	1,650,044	1,529,957	1,501,711	1,452,388
Total deposits	2,010,638	1,954,581	1,835,424	1,791,603	1,729,888
Fed funds purchased & repo	289,382	310,269	240,897	188,846	197,708
Other borrowings	172,245	158,315	96,610	92,353	122,587
Shareholders’ equity	222,274	217,780	189,506	172,421	168,376

	AVERAGE for Six Months Ended
	June 30,	June 30,	%
BALANCE SHEET HIGHLIGHTS	2008	2007	Change
Mortgage loans held for sale	$23,500	$26,663	-11.9%
Total loans (1)	2,154,925	1,774,970	21.4%
Total investment securities	253,035	220,722	14.6%
Intangible assets	65,657	35,613	84.4%
Earning assets	2,485,799	2,066,318	20.3%
Total assets	2,683,085	2,221,529	20.8%
Noninterest bearing deposits	309,199	271,638	13.8%
Interest bearing deposits	1,673,410	1,438,622	16.3%
Total deposits	1,982,609	1,710,260	15.9%
Fed funds purchased & repo	299,826	202,055	48.4%
Other borrowings	165,280	124,901	32.3%
Shareholders’ equity	220,027	166,273	32.3%

	ENDING Balance
	June 30,	March 31,	December 31,	September 30,	June 30,
BALANCE SHEET HIGHLIGHTS	2008	2008	2007	2007	2007
Mortgage loans held for sale	$19,015	$28,060	$17,351	$13,921	$28,092
Total loans (1)	2,246,353	2,144,940	2,083,047	1,842,226	1,806,000
Total investment securities	256,391	249,848	258,509	242,890	234,842
Intangible assets	66,507	65,486	65,618	35,372	35,497
Allowance for loan losses (1)	(28,760)	(27,335)	(26,570)	(23,822)	(23,369)
Premises and equipment	57,698	55,966	55,454	52,504	51,182
Total assets	2,774,387	2,678,248	2,597,183	2,267,243	2,274,951
Noninterest bearing deposits	322,209	315,621	315,791	293,388	285,155
Interest bearing deposits	1,734,637	1,700,608	1,612,098	1,520,454	1,498,114
Total deposits	2,056,846	2,016,229	1,927,889	1,813,842	1,783,269
Fed funds purchased & repo	322,682	252,178	296,186	172,496	200,989
Other borrowings	160,249	173,340	143,860	88,865	100,882
Total liabilities	2,552,924	2,458,218	2,382,118	2,091,771	2,105,115
Shareholders’ equity	221,463	220,030	215,065	175,472	169,836

Actual # shares outstanding	10,203,497	10,185,915	10,160,432	9,201,820	9,195,057

NONPERFORMING ASSETS (ENDING balance)	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
Nonaccrual loans	$6,897	$5,215	$5,353	$4,008	$3,315
Other real estate owned	1,140	651	490	443	771
Accruing loans past due 90 days or more	497	1,692	985	807	995
Other nonperforming assets	181	63	82	237	—
Total nonperforming assets	$8,715	$7,621	$6,910	$5,495	$5,081

Total nonperforming assets as a percentage of total loans and OREO (1)	0.39%	0.36%	0.33%	0.30%	0.28%
Total nonperforming assets as a percentage of Total Assets	0.31%	0.28%	0.27%	0.24%	0.22%
NPLs as a percentage of period end loans	0.33%	0.32%	0.30%	0.26%	0.24%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
ALLOWANCE FOR LOAN LOSSES (1)	2008	2008	2007	2007	2007
Balance at beginning of period	$27,335	$26,570	$23,822	$23,369	$22,955
Allowance from acquisition	—	—	1,835	—	—
Loans charged off	(913)	(472)	(623)	(604)	(447)
Overdrafts charged off	(240)	(259)	(377)	(308)	(237)
Loan recoveries	176	113	181	116	219
Overdraft recoveries	70	138	91	88	79
Net (charge-offs) recoveries	(907)	(480)	(728)	(708)	(386)
Provision for loan losses	2,332	1,245	1,641	1,161	800
Balance at end of period	$28,760	$27,335	$26,570	$23,822	$23,369

Allowance for loan losses as a percentage of total loans (1)	1.28%	1.27%	1.28%	1.29%	1.29%
Allowance for loan losses as a percentage of nonperforming loans	388.96%	395.75%	419.22%	494.75%	542.20%
Net charge-offs as a percentage of average loans (annualized) (1)	0.17%	0.09%	0.15%	0.16%	0.09%
Provision for loan losses as a percentage of average total loans (annualized) (1)	0.43%	0.24%	0.34%	0.26%	0.18%

LOAN PORTFOLIO (ENDING balance) (1)	June 30, 2008	% of Total	December 31, 2007	% of Total	June 30, 2007	% of Total
Commercial	$222,218	9.9%	$245,069	11.8%	$204,881	11.3%
Consumer	105,878	4.7%	117,650	5.7%	127,924	7.1%
Commercial real estate:
Commercial non owner-occupied	283,490	12.6%	214,531	10.3%	210,408	11.7%
Commercial construction	77,714	3.5%	132,818	6.4%	75,998	4.2%
Land, land development & investment	322,729	14.3%	248,875	12.0%	215,650	11.9%
Loans to builder/developers	83,295	3.7%	67,270	3.2%	68,798	3.8%
Other	151,553	6.8%	129,015	6.2%	119,167	6.6%
Total commercial real estate	918,781	40.9%	792,509	38.1%	690,021	38.2%
Commercial owner-occupied	305,976	13.6%	282,914	13.6%	185,000	10.2%
Consumer real estate:
Residential mortgage	266,096	11.9%	256,609	12.3%	232,044	12.9%
Construction and development	187,390	8.3%	202,413	9.7%	189,277	10.5%
Total consumer real estate	453,486	20.2%	459,022	22.0%	421,321	23.3%
Home equity loans	199,191	8.9%	164,104	7.9%	138,673	7.7%
Overdrafts	2,640	0.1%	2,590	0.1%	2,202	0.1%
Other loans	38,183	1.7%	19,189	0.9%	35,978	2.0%
Total loans (net of unearned income) (1)	$2,246,353	100.0%	$2,083,047	100.0%	$1,806,000	100.0%

Mortgage loans held for sale	$19,015		$17,351		$28,092

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
SELECTED RATIOS	2008	2008	2007	2007	2007

Return on average assets (annualized)	0.91%	0.90%	0.86%	1.00%	1.00%

Return on average equity (annualized)	11.13%	11.01%	10.76%	13.13%	13.27%

Return on average tangible equity (annualized)	16.18%	16.13%	14.53%	16.70%	16.93%

Net interest margin (tax equivalent)	3.81%	3.79%	3.91%	3.89%	3.85%

Efficiency ratio (tax equivalent)	62.27%	65.66%	65.42%	64.16%	65.34%

End of period book value per common share	$21.70	$21.60	$21.17	$19.07	$18.47

End of period tangible book value per common share	$15.19	$15.17	$14.71	$15.23	$14.61

End of period # shares	10,203,497	10,185,915	10,160,432	9,201,820	9,195,057

End of period Equity-to-Assets	7.98%	8.22%	8.28%	7.74%	7.47%

End of period Tangible Equity-to-Tangible Assets	5.72%	5.91%	5.90%	6.28%	6.00%

	Six Months Ended
	June 30,	June 30,
SELECTED RATIOS	2008	2007

Return on average assets (annualized)	0.91%	0.98%

Return on average equity (annualized)	11.07%	13.08%

Return on average tangible equity (annualized)	16.15%	17.03%

Net interest margin (tax equivalent)	3.80%	3.81%

Efficiency ratio (tax equivalent)	63.94%	67.69%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	June 30, 2008			June 30, 2007
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$55,535	$284	2.06%	40,441	$532	5.28%
Investment securities (taxable)	209,698	2,696	5.17%	201,735	2,519	5.01%
Investment securities (tax-exempt)	38,061	493	5.21%	25,508	314	4.94%
Mortgage loans held for sale	23,126	279	4.85%	30,124	434	5.78%
Loans (1)	2,188,036	34,737	6.39%	1,783,715	32,929	7.40%
Total Interest-earning assets	2,514,456	38,489	6.16%	2,081,523	36,728	7.08%

Noninterest-Earning Assets:
Cash and due from banks	50,902			48,533
Other assets	172,658			130,353
Allowance for loan losses	(27,743)			(22,976)
Total noninterest-earning assets	195,817			155,910
Total Assets	$2,710,273			$2,237,433

Interest-Bearing Liabilities:
Transaction and money market accounts	$570,271	$1,397	0.99%	$566,017	$3,034	2.15%
Savings deposits	146,711	401	1.10%	104,552	474	1.82%
Certificates and other time deposits	979,796	10,052	4.13%	781,819	9,487	4.87%
Federal funds purchased and repo.	289,382	1,350	1.88%	197,708	2,240	4.54%
Other borrowings	172,245	1,727	4.03%	122,587	1,729	5.66%
Total interest-bearing liabilities	2,158,405	14,927	2.78%	1,772,683	16,964	3.84%

Noninterest-Bearing Liabilities:
Demand deposits	313,860			277,500
Other liabilities	15,734			18,874
Total noninterest-bearing liabilities (“Non-IBL”)	329,594			296,374
Shareholders’ equity	222,274			168,376
Total Non-IBL and shareholders’ equity	551,868			464,750
Total liabilities and shareholders’ equity	$2,710,273			$2,237,433

Net interest income and margin (NON-TAX EQUIV.)		$23,562	3.77%		$19,764	3.81%
Net interest margin (TAX EQUIVALENT)			3.81%			3.85%

	Six Months Ended
	June 30, 2008			June 30, 2007
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$54,339	$705	2.61%	$43,963	$1,151	5.28%
Investment securities (taxable)	214,682	5,596	5.24%	194,487	4,836	5.01%
Investment securities (tax-exempt)	38,353	921	4.83%	26,235	643	4.94%
Mortgage loans held for sale	23,500	679	5.81%	26,663	773	5.85%
Loans (1)	2,154,925	71,122	6.64%	1,774,970	64,725	7.35%
Total Interest-earning assets	2,485,799	79,023	6.39%	2,066,318	72,128	7.04%

Noninterest-Earning Assets:
Cash and due from banks	52,868			48,266
Other assets	171,766			129,790
Allowance for loan losses	(27,348)			(22,845)
Total noninterest-earning assets	197,286			155,211
Total Assets	$2,683,085			$2,221,529

Interest-Bearing Liabilities:
Transaction and money market accounts	$573,012	$3,505	1.23%	$566,897	$6,044	2.15%
Savings deposits	141,846	965	1.37%	92,698	665	1.45%
Certificates and other time deposits	958,552	20,826	4.37%	779,027	18,778	4.86%
Federal funds purchased and repo.	299,826	3,677	2.47%	202,055	4,545	4.54%
Other borrowings	165,280	3,574	4.35%	124,901	3,498	5.65%
Total interest-bearing liabilities	2,138,516	32,547	3.06%	1,765,578	33,530	3.83%

Noninterest-Bearing Liabilities:
Demand deposits	309,199			271,638
Other liabilities	15,343			18,040
Total noninterest-bearing liabilities (“Non-IBL”)	324,542			289,678
Shareholders’ equity	220,027			166,273
Total Non-IBL and shareholders’ equity	544,569			455,951
Total liabilities and shareholders’ equity	$2,683,085			$2,221,529

Net interest income and margin (NON-TAX EQUIV.)		$46,476	3.76%		$38,598	3.77%
Net interest margin (TAX EQUIVALENT)			3.80%			3.81%

SCBT Financial Corporation

(Unaudited)

(Dollars in thousands)

	Three Months Ended			Six Months Ended
NONINTEREST INCOME & EXPENSE	June 30,		%	June 30,		%
	2008	2007	Change	2008	2007	Change
Noninterest income:
Service charges on deposit accounts	$4,032	$3,639	10.8%	$7,837	$7,043	11.3%
Mortgage banking income	1,240	1,091	13.7%	2,270	2,102	8.0%
Bankcard services income	1,276	1,038	22.9%	2,432	2,015	20.7%
Trust and investment services income	681	651	4.6%	1,377	1,274	8.1%
Securities gains	340	42	709.5%	340	42	709.5%
Other	558	609	-8.4%	1,376	1,207	14.0%
Total noninterest income	$8,127	$7,070	15.0%	$15,632	$13,683	14.2%
Noninterest expense:
Salaries and employee benefits	$10,863	$9,894	9.8%	$22,084	$19,296	14.4%
Furniture and equipment expense	1,573	1,388	13.3%	3,090	2,768	11.6%
Net occupancy expense	1,494	1,237	20.8%	2,992	2,338	28.0%
Information services expense	1,141	1,115	2.3%	2,320	2,113	9.8%
Advertising and marketing	1,092	842	29.7%	2,011	1,448	38.9%
Business development and staff related	493	528	-6.6%	1,113	1,114	-0.1%
Professional fees	507	525	-3.4%	1,041	1,009	3.2%
Amortization of intangibles	145	125	16.0%	289	252	14.7%
Other	2,387	1,976	20.8%	4,884	4,343	12.5%
Total noninterest expense	$19,695	$17,630	11.7%	$39,824	$34,681	14.8%

Notes:

(1) Loan data excludes mortgage loans held for sale.